                                                               Exhibit 99.CERTB

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsection (a) and (b) of section 1350, chapter 63 of title 18, United States
Code)

In connection with the attached Report of Allmerica Investment Trust (the "Trust") on Form N-CSR to be filed with the Securities and Exchange Commission for the period ended December 31, 2005 (the "Report"), each of the undersigned officers of the Trust does hereby certify that, to the best of such officer's knowledge:

    1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust as of, and for, the periods presented in the Report.


Dated: February 28, 2006          By: /s/ John P. Kavanaugh
                                      ----------------------------------------
                                      John P. Kavanaugh
                                      President and Chairman

Dated: February 28, 2006          By: /s/ Paul S. Bellany
                                      ----------------------------------------
                                      Paul S. Bellany
                                      Assistant Vice President and Treasurer
                                      (Principal Accounting Officer and
                                      Principal Financial Officer)